Exhibit 99.1
Media Contact:
Naomi Aoki
Director, Public Affairs
Biogen Idec
Tel: (617) 914-6524
Investment Community Contact:
Eric Hoffman
Director, Investor Relations
Biogen Idec
Tel: (617) 679-2812
FOR IMMEDIATE RELEASE
Biogen Idec Reports First Quarter 2009 Results
56% GAAP and 27% non-GAAP Earnings Per Share Growth over Prior Year
Cambridge, MA, April 16, 2009 — Biogen Idec Inc. (NASDAQ: BIIB), a global biotechnology leader in the discovery, development, manufacturing, and commercialization of innovative therapies, today reported its first quarter 2009 results.
First Quarter 2009 Highlights:
•	First quarter 2009 revenues were $1,036 million, an increase of 10% as compared to the first quarter of 2008, driven primarily by a 44% increase in TYSABRI® (natalizumab) revenue to $165 million in the quarter, a 13% increase in RITUXAN® (rituximab) revenues from our unconsolidated joint business arrangement to $279 million, and a 4% increase in AVONEX® (interferon beta-1a) sales to $555 million.

•	Global in-market net sales of TYSABRI in the first quarter of 2009 were $227 million, of which $116 million was in the U.S. and $111 million was in rest of world markets.

•	First quarter 2009 GAAP diluted earnings per share (EPS) were $0.84, an increase of 56% over $0.54 in the first quarter of 2008. GAAP net income attributable to Biogen Idec for the first quarter 2009 was $244 million, an increase of 50% over $163 million for the first quarter of 2008.

•	First quarter 2009 non-GAAP diluted EPS were $1.05, an increase of 27% over non-GAAP diluted EPS of $0.83 in the first quarter of 2008. Non-GAAP net income attributable to Biogen Idec for the first quarter 2009 was $306 million, an increase of 22% over non-GAAP net income attributable to Biogen Idec of $250 million for the

Page 2 Biogen Idec Reports First Quarter 2009 Results
first quarter of 2008. A reconciliation of our GAAP to non-GAAP results is included on Table 3 within this press release.
“Revenue growth from all three of our marketed products and continued advancement of our robust pipeline during the quarter were in line with our expectations,” said James C. Mullen, Biogen Idec’s President and CEO. “The expansion of our global footprint in recent years is serving us well, particularly in the current environment. One-third of our sales currently come from outside the United States, a clear illustration of our success in capturing the greatest amount of value for our products worldwide.”
As of March 31, 2009, Biogen Idec had cash, cash equivalents and marketable securities of approximately $2.5 billion.
Revenue Performance
Revenues from AVONEX, the most prescribed therapy worldwide for patients with relapsing forms of multiple sclerosis (MS), increased 4% to $555 million in the first quarter of 2009 as compared to the first quarter of 2008. U.S. sales increased 10% to $340 million and international sales decreased 5% to $215 million.
Revenues for the first quarter 2009 included $279 million from Biogen Idec’s joint business arrangement related to RITUXAN, a treatment for certain B-cell non-Hodgkin’s lymphomas (NHL) and rheumatoid arthritis (RA) that Biogen Idec co-promotes in the U.S. with Genentech. All U.S. sales of RITUXAN are recognized by Genentech, and Biogen Idec records its share of the pretax co-promotion profits. U.S. net sales of RITUXAN were $642 million in the first quarter 2009, as compared to $605 million in the first quarter of 2008, as reported to Biogen Idec by Genentech.
During the first quarter of 2009, Biogen Idec recognized revenue of $165 million related to TYSABRI. This amount is comprised of:
•	$54 million related to product sold through Elan in the U.S. (based on $116 million of in-market sales); and,

•	$111 million related to product sold in rest of world markets.
As of the end of March 2009, approximately 40,000 patients were on commercial and clinical TYSABRI therapy worldwide. To date, the safety data continues to support a favorable benefit-risk profile for TYSABRI. According to data available as of the end of March 2009:
•	In the U.S., approximately 20,800 patients were on TYSABRI therapy commercially;

•	In the rest of world, approximately 18,500 patients were on TYSABRI therapy commercially; and,

•	In global clinical trials, approximately 600 patients were on TYSABRI therapy.
Cumulatively, in the post-marketing setting:
•	Approximately 52,000 patients have been treated with TYSABRI; and,

•	Of those patients, approximately 24,900 have received at least one year of TYSABRI therapy, approximately 14,400 patients have received at least 18 months of

Page 3 Biogen Idec Reports First Quarter 2009 Results
TYSABRI therapy, and 6,800 patients have received at least 24 months of TYSABRI therapy.
Revenues from other products in the first quarter of 2009 were $13 million, as compared to $14 million in the first quarter of 2008.
Table 4 provides individual product revenues.
Royalties were $24 million in both the first quarter of 2009 and 2008.
Share Repurchase Program
We repurchased 1.2 million shares under our share repurchase program during the three months ended March 31, 2009.
Financial Guidance
Biogen Idec confirmed the full year 2009 financial guidance outlined in February this year, consistent with achieving the Company’s 2010 financial goals:
•	Revenue growth is expected to be in the high single digits.

•	Operating Expenses, excluding collaboration profit share, are expected to be between $2.0 to $2.1 billion.

•	R&D is expected to be approximately 26-28% of total revenue.

•	SG&A is expected to be approximately 19-20% of total revenue.

•	Non-GAAP tax rate is expected to be between 28-30%. GAAP tax rate is expected to be between 32%-34%. The difference between the GAAP and non-GAAP tax rate is the result of the full year effects of the reconciling items detailed in Table 3 within this press release.

•	Non-GAAP diluted EPS is expected to be above $4.00. GAAP diluted EPS is expected to be above $2.80.

•	Capital Expenditures in the range of $210-$250 million.
We may incur charges or realize gains or experience other events in 2009 that could cause actual results to vary from this guidance.
Recent Highlights
•	On April 16, 2009, Biogen Idec announced that the U.S. Food and Drug Administration (FDA) approved the company’s high titer process for the production of its MS drug TYSABRI. Biogen Idec received similar approval from the European Medicines Agency (EMEA) for the high titer process in December 2008. The new, higher-yield process will be used to manufacture TYSABRI at the company’s plant in Research Triangle Park (RTP).
•	On March 30, 2009, Biogen Idec named Robert Hamm Chief Operating Officer. Mr. Hamm has been Executive Vice President, Pharmaceutical Operations & Technology at the Company since 2007. As COO, he will add Global Business Operations to his responsibilities, effective immediately. Mr. Hamm joined

Page 4 Biogen Idec Reports First Quarter 2009 Results
Biogen Idec in 1994. He served as Senior Vice President, Neurology Strategic Business Unit beginning from 2004 to 2007. Previously he served in a variety of positions of increasing responsibility, including Senior Vice President, Europe, Africa, Canada and Middle East; Vice President, Sales and Marketing; Vice President, Manufacturing & Engineering; and Director, Northern Europe and Distributors Markets.

•	On March 25, 2009, Biogen Idec highlighted the progress and breadth of its pipeline programs as part of the Company’s R&D Day. President of Research and Development Cecil Pickett, Ph.D., along with other members of the Company’s R&D leadership team provided a detailed review of key late-stage clinical development programs in each of the Company’s core therapeutic areas of neurology, oncology, immunology and cardiopulmonary, as well as the Company’s Factor IX program in hemophilia. In addition, Biogen Idec scientists presented many of the Company’s innovative pre-clinical and early-stage development programs.

•	On February 23, 2009, Biogen Idec named Michael Lytton Executive Vice President of Business and Corporate Development. In this position, Mr. Lytton will be responsible for leading the Company’s business development activities. From 2001 to 2009, Mr. Lytton served as a General Partner at Oxford Bioscience Partners, a venture capital firm that provides equity financing and general management assistance to emerging life sciences companies. During his tenure, Mr. Lytton led or co-led a dozen investments in companies working in a range of therapeutic areas, including central nervous system disorders, inflammatory diseases and oncology.

•	On February 9, 2009, Biogen Idec and Elan Corporation, plc announced the publication of new efficacy data on TYSABRI in the March 2009 issue of The Lancet Neurology. Results of a retrospective analysis of data from the Phase 3 AFFIRM trial indicate that five-times as many multiple sclerosis (MS) patients taking TYSABRI were free from disease activity versus placebo in the overall patient population. Results showed that two years after beginning treatment with TYSABRI, 37 percent of patients remained free of disease activity, compared to seven percent of placebo-treated patients. Sixty-four percent of patients showed no sign of relapse or sustained disability progression and 58 percent were free of radiological disease activity. Both of these measures were used to define freedom from disease activity in this analysis of the AFFIRM clinical trial.
Conference Call and Webcast
The Company’s earnings conference call for the first quarter will be broadcast via the internet at 4:30 p.m. ET on April 16, 2009, and will be accessible through the investor relations section of Biogen Idec’s homepage, http://www.biogenidec.com. Supplemental information in the form of a slide presentation will also be accessible at the same location on the internet at the time of the earnings conference call and will be available on our web site subsequently through May 15, 2009.

Page 5 Biogen Idec Reports First Quarter 2009 Results
About Biogen Idec
Biogen Idec creates new standards of care in therapeutic areas with high unmet medical needs. Biogen Idec is a global leader in the discovery, development, manufacturing, and commercialization of innovative therapies. Patients in more than 90 countries benefit from Biogen Idec’s significant products that address diseases such as lymphoma, multiple sclerosis, and rheumatoid arthritis. For product labeling, press releases and additional information about the Company, please visit www.biogenidec.com.
Safe Harbor
This press release contains forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from that which we expect, including our continued dependence on our two principal products, AVONEX and RITUXAN, the uncertainty of success in commercializing other products including TYSABRI, the occurrence of adverse safety events with our products, competitive pressures, changes in the availability of reimbursement for our products, our dependence on collaborations over which we may not always have full control, failure to execute our growth initiatives, possible adverse impact of government regulation, problems with our manufacturing processes and our reliance on third parties, the impact of the global credit crisis, the market, interest and credit risks associated with our portfolio of marketable securities, our significant investment in a manufacturing facility currently under development, our ability to attract and retain qualified personnel, the risks of doing business internationally, the actions of activist shareholders, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, product liability claims, fluctuations in our effective tax rate, our level of indebtedness, environmental risks, aspects of our corporate governance and collaborations and the other risks and uncertainties that are described in Item 1.A. Risk Factors in our annual report on Form 10-K and in other reports we file with the SEC. These forward-looking statements speak only as of the date of this press release, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
Important Information
Biogen Idec and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Biogen Idec in connection with the Company’s 2009 annual meeting of stockholders. On April 1, 2009, Biogen Idec filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and will file a definitive proxy statement and other materials concerning the proposals to be presented at the Company’s 2009 annual meeting. Information concerning the interests of participants in the solicitation of proxies is included in the proxy statement.
THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT BIOGEN IDEC AND THE 2009 ANNUAL MEETING OF STOCKHOLDERS. Biogen

Page 6 Biogen Idec Reports First Quarter 2009 Results
Idec’s stockholders are advised to read carefully the proxy statement, and any amendments or supplements thereto, and other materials filed by Biogen Idec in connection with the Company’s 2009 annual meeting of stockholders, when available, before making any voting or investment decision. The Company’s proxy statement and other materials, as well as the annual, quarterly and special reports filed with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from Biogen Idec at www.biogenidec.com. The Company’s definitive proxy statement and other materials will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142 or by contacting our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836 or by e-mail at info@innisfreema.com.

TABLE 1
Biogen Idec Inc.
March 31, 2009
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
REVENUES

Product	$733,409	$665,070

Unconsolidated joint business	278,818	247,223

Royalties	24,083	23,981

Corporate partner	174	5,912

Total revenues	1,036,484	942,186

COST AND EXPENSES

Cost of sales	98,197	100,934

Research and development	279,478	258,232

Selling, general and administrative	221,830	215,829

Amortization of acquired intangible assets	89,248	74,781

Collaboration profit (loss) sharing	42,773	21,406

In-process research and development	—	25,000

Total cost and expenses	731,526	696,182

Income from operations	304,958	246,004

Other income (expense), net	6,846	3,080

INCOME BEFORE INCOME TAXES	311,804	249,084

Income taxes	65,225	83,277

NET INCOME	246,579	165,807

Less: Net income attributable to noncontrolling interests	2,592	2,710

NET INCOME ATTRIBUTABLE TO BIOGEN IDEC INC.	$243,987	$163,097

BASIC EARNINGS PER SHARE	$0.85	$0.55

DILUTED EARNINGS PER SHARE	$0.84	$0.54

WEIGHTED-AVERAGE SHARES USED IN CALCULATING:
BASIC EARNINGS PER SHARE	287,703	296,171

DILUTED EARNINGS PER SHARE	289,744	299,500

TABLE 2
Biogen Idec Inc.
March 31, 2009
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2009	2008
ASSETS

Cash, cash equivalents and marketable securities	$1,401,323	$1,341,971

Collateral received for loaned securities	—	29,991

Accounts receivable, net	481,214	446,665

Loaned securities	—	29,446

Inventory	268,076	263,602

Other current assets	330,040	346,325

Total current assets	2,480,653	2,458,000

Marketable securities	1,060,875	891,406

Property, plant and equipment, net	1,562,174	1,594,754

Intangible assets, net	2,071,809	2,161,058

Goodwill	1,138,621	1,138,621

Investments and other assets	261,074	235,152

TOTAL ASSETS	$8,575,206	$8,478,991

LIABILITIES AND SHAREHOLDERS’ EQUITY

Collateral payable on loaned securities	$—	$29,991

Current portion of notes payable	26,488	27,667

Other current liabilities	781,279	865,564

Long-term deferred tax liability	345,784	356,017

Notes payable	1,082,909	1,085,431

Other long-term liabilities	318,492	280,369

Shareholders’ equity	6,020,254	5,833,952

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,575,206	$8,478,991

TABLE 3
Biogen Idec Inc.
March 31, 2009
Condensed Consolidated Statements of Income — Non-GAAP
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
EARNINGS PER SHARE

GAAP earnings per share — Diluted	$0.84	$0.54
Adjustments to net income attributable to Biogen Idec Inc. (as detailed below)	0.21	0.29

Non-GAAP earnings per share — Diluted	$1.05	$0.83

An itemized reconciliation between net income attributable to Biogen Idec Inc. on a GAAP basis and net income attributable to Biogen Idec, Inc. on a non-GAAP basis is as follows:

GAAP net income attributable to Biogen Idec Inc.	$244.0	$163.1
Adjustments:
R&D: Restructuring	1.0	—
R&D: Stock option expense	2.2	2.7
R&D: Expenses paid by Cardiokine	1.6	0.8
SG&A: Restructuring	0.1	—
SG&A: Stock option expense	4.5	3.1
Amortization of acquired intangible assets	89.2	74.8
In-process research and development related to the contingent consideration payment in 2008 associated with the 2006 Conforma acquisition	—	25.0
Income taxes: Income tax effect primarily related to reconciling items	(35.4)	(18.4)
Noncontrolling interest: Expenses paid by Cardiokine	(1.6)	(0.8)

Non-GAAP net income attributable to Biogen Idec Inc.	$305.6	$250.3

2009 Full Year Guidance GAAP to non-GAAP adjustments
An itemized reconciliation between projected EPS on a GAAP basis and on a non-GAAP basis is as follows:

			Diluted
		Shares	EPS
Projected GAAP net income attributable to Biogen Idec Inc.	$820.6	292.6	$2.80
Adjustments:
In-process research and development	40.0
Stock option expense	29.3
Amortization of acquired intangible assets	357.1
Other items	4.0
Income taxes	(81.7)

Projected Non-GAAP net income attributable to Biogen Idec Inc.	$1,169.3	292.6	$4.00

Use of Non-GAAP Financial Measures
Our “non-GAAP net income attributable to Biogen Idec Inc.” and “non-GAAP diluted EPS” financial measures exclude the following items from GAAP net income attributable to Biogen Idec Inc. and diluted EPS:
1. Purchase accounting and merger-related adjustments.
We exclude certain purchase accounting impacts, such as those related to the 2003 merger between Biogen, Inc. and Idec Pharmaceuticals, Inc., the acquisitions of Fumapharm AG, Conforma Therapeutics and Syntonix Pharmaceuticals, and the consolidation of Cardiokine and Neurimmune. These include charges for in-process research and development and the incremental charges related to the amortization of the acquired intangible assets. Excluding these charges provides management and investors with a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.
2. Stock option expense recorded in accordance with SFAS 123R.
We believe that excluding the impact of expensing stock options better reflects the recurring economic characteristics of our business. We also exclude stock option expense from our non-GAAP R&D expenses and SG&A expenses, but include P&L impact of restricted stock awards and cash incentives in our non-GAAP results.
3. Unusual or non-recurring items.
We evaluate these on an individual basis, and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis.
We believe it is important to share these non-GAAP financial measures with shareholders as they better represent the ongoing economics of the business, reflect how we manage the business internally and set operational goals, and form the basis of our management incentive programs. Non-GAAP net income attributable to Biogen Idec Inc. and diluted EPS should not be viewed in isolation or as a substitute for reported, or GAAP, net income attributable to Biogen Idec Inc. and diluted EPS.

TABLE 4
Biogen Idec Inc.
March 31, 2009
Product Revenues
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
PRODUCT REVENUES

Avonex®	$555,289	$536,109

Tysabri®	165,205	114,663

Fumaderm®	10,585	11,714

Other	2,330	2,584

Total product revenues	$733,409	$665,070